UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2021

Aveanna Healthcare Holdings Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40362	81-4717209
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Interstate North Parkway SE
Atlanta, Georgia		30339
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 770 441-1580

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AVAH	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On November 30, 2021, Aveanna Healthcare Holdings Inc. (the "Company") closed its previously reported acquisition of Dunn & Berger, Inc. d/b/a Accredited Nursing Services, a California corporation ("Accredited"), as contemplated by the Stock Purchase Agreement entered into on November 14, 2021 by the Company’s wholly owned subsidiary, Aveanna Healthcare, LLC, and the other parties thereto (the “Purchase Agreement”). Pursuant to the Purchase Agreement, at closing, the Company paid aggregate consideration of (i) $180.0 million in cash; plus (ii) $45.0 million in cash that will be held in escrow (the “Escrowed Purchase Price”), pending final reconciliation, in accordance with the terms of the Purchase Agreement, of Accredited’s volumes for September, October, and November of 2021. The purchase price payable is additionally subject to a customary purchase price adjustment providing for a normalized level of working capital and that Accredited, together with its subsidiaries, be free of cash and debt at closing.

The foregoing description of the Purchase Agreement is only a summary and is qualified in its entirety by reference to the complete text of the Purchase Agreement, which the Company previously filed as Exhibit 2.2 to its Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 15, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVEANNA HEALTHCARE HOLDINGS INC.

Date:	December 3, 2021	By:	/s/ David Afshar
David Afshar Chief Financial Officer (Principal Financial and Accounting Officer)